Exhibit 99(a)(2)

                    PREFERRED INCOME STRATEGIES FUND II, INC.
                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION

      PREFERRED INCOME STRATEGIES FUND II, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to Section 2-607 of the Maryland General Corporation Law, the charter of the Corporation is hereby amended by deleting Article I thereof in its entirety and inserting the following in lieu thereof:

                                   "ARTICLE I.
                                      NAME"

      The name of the corporation is PREFERRED AND CORPORATE INCOME STRATEGIES FUND, INC. (the "Corporation")."

      SECOND: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation, and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

      THIRD: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FOURTH: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

      IN WITNESS WHEREOF, PREFERRED INCOME STRATEGIES FUND II, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of the 18th day of June, 2003.

                                     PREFERRED INCOME STRATEGIES FUND II, INC.

                                       By: /s/ Donald C. Burke
                                           -----------------------------
                                           Name:  Donald C. Burke
                                           Title: Vice President

Witness:

By: /s/ Bradley J. Lucido
    ---------------------------
    Name:  Bradley J. Lucido
    Title: Secretary

      THE UNDERSIGNED, Vice President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

                                       By: /s/ Donald C. Burke
                                           -----------------------------
                                           Name:  Donald C. Burke
                                           Title: Vice President


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